Exhibit 99.14

AMENDMENT TO PROMISSORY NOTE

 This Amendment to Promissory Note (this “Amendment”) is entered into and effective as of December 31, 2024.

    WHEREAS, the AMANDLA MK TRUST u/a dated January 17, 2018 (“Amandla Trust”), as Borrower, has executed that certain Promissory Note dated October 27, 2021 (the “Note”) in favor of MICHAEL D. HAYS (the “Holder”) in the original principal amount of $2,479,870 (“Principal Amount”); and

WHEREAS, no payments of principal have been made as of the date hereof,

          WHEREAS, pursuant to that certain Exercise of Trustee’s Power to Appoint Property executed on even date hereof, Amandla Trust assigned all its assets and liabilities, including its obligations under the Note (the “Assignment”), to the COMMON PROPERTY TRUST u/a dated June 15, 2020 (“Common Property Trust”); and

          WHEREAS, following the foregoing Assignment, Amandla Trust terminated; and

          WHEREAS, pursuant to Section 13 of the Note, any amendment or modification to the terms of the Note must be in writing signed by the parties; and

          WHEREAS, the parties desire to amend the Note to reflect and confirm the foregoing.

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to modify the Note to confirm (i) the Principal Amount $2,479,870 and (ii) Common Property Trust as the new Borrower under the Note. Except as expressly modified by this Amendment, the Note, its terms and provisions, are hereby ratified and affirmed and shall remain in full force and effect.

          This Amendment may be executed by facsimile or electronically transmitted signature (e.g., DocuSign) and shall be binding upon any party who or which so executes.

[Signature page follows]

 IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the date first above written.

AMANDLA MK TRUST, as original Borrower
By:	/s/ Patrick Beans
Patrick Beans, Trustee

By:	The Bryn Mawr Trust Company of Delaware, Administrative Trustee
	By:	/s/ Robert Eaddy
Robert Eaddy, President

AMANDLA MK TRUST, as new Borrower
By:	/s/ Thomas W. Richardson
Thomas W. Richardson, Trustee

By:	The Bryn Mawr Trust Company of Delaware, Administrative Trustee
	By:	/s/ Robert Eaddy
Robert Eaddy, President

/s/ Michael Hays
MICHAEL D. HAYS, as Holder